Exhibit 5.7
[LETTERHEAD OF VENABLE LLP]
April 16, 2010
Inverness Medical Innovations, Inc.
51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453
Foley Hoag LLP
Seaport West
155 Seaport Boulevard
Boston, Massachusetts 02210

Re:	Registration Statement on Form S-4
Commission File No. 333- 164897
Ladies and Gentlemen:
          We have served as special Virginia counsel to Instant Technologies, Inc. (“Instant”) and SCIENTIFIC TESTING LABORATORIES, INC., each, a Virginia corporation (together with Instant, each, a “Company” and, collectively, the “Companies”), in connection with certain matters of Virginia law arising out of the above-referenced registration statement on Form S-4 (the “Registration Statement”), filed by Inverness Medical Innovations, Inc., a Delaware corporation (the “Issuer”), and certain direct and indirect subsidiaries of the Issuer, including the Companies, with the U.S. Securities and Exchange Commission (the “Commission”), relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer (the “Exchange Offer”) to exchange up to $100 million aggregate principal amount of the Issuer’s 7.875% Senior Notes due 2016 (the “New Notes”), together with guarantees of the New Notes by the Companies (collectively, the “New Guarantees”) and the other such subsidiaries, for a like amount of the Issuer’s existing 7.875% Senior Notes due 2016 issued on September 28, 2009 (the “Old Notes”), together with the guarantees of the Old Notes by the Companies and the other such subsidiaries. The New Notes and the New Guarantees will be issued pursuant to the indenture dated as of August 11, 2009 (the “Base Indenture”) between the Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as amended and supplemented by supplemental indentures dated as of August 11, 2009, September 22, 2009, November 25, 2009, February 1, 2010, by and among the Issuer, Instant, the other subsidiary guarantors named therein and the Trustee, and as further amended and supplemented by supplemental indentures dated as of March 1, 2010 and March 19, 2010, by and among the Issuer, the Companies, the other subsidiary guarantors named therein and the Trustee (such

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April 16, 2010

supplemental indentures, collectively, the “Supplemental Indentures,” and the Base Indenture, as amended and supplemented by the Supplemental Indentures, the “Indenture”).
          In connection with our representation of the Companies, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):
          1. The Registration Statement and the related form of prospectus included therein (the “Prospectus”) in the form in which it was transmitted to the Commission under the Securities Act;
          2. The Articles of Incorporation of each Company, as amended through the date hereof (the “Articles”), certified by the Commonwealth of Virginia State Corporation Commission (the “Virginia Commission”);
          3. The Bylaws of each Company (the “Bylaws”), certified as of the date hereof by an officer of such Company;
          4. Resolutions adopted by the Board of Directors of each Company, relating to, among other matters, the registration and issuance by such Company of its New Guarantee, certified as of the date hereof by an officer of such Company;
          5. Certificates of the Virginia Commission as to the good standing of the Companies, dated as of a recent date (the “Good Standing Certificates”);
          6. The Indenture;
          7. A certificate executed by an officer of each Company, dated as of the date hereof; and
          8. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.
          In expressing the opinion set forth below, we have assumed the following:
          1. Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

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          2. Each individual executing any of the Documents on behalf of a party (other than the Companies) is duly authorized to do so.
          3. Each of the parties (other than the Companies) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of the parties (other than the Companies) set forth in the Documents are legal, valid, binding and enforceable in accordance with all stated terms.
          4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.
          Based upon the foregoing and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
          1. Each Company is validly existing as a corporation under the laws of the Commonwealth of Virginia and, based solely on the Good Standing Certificates, is in good standing under the laws of the Commonwealth of Virginia.
          2. Each Company had the requisite corporate power and authority to execute and deliver the Supplemental Indenture(s) to which it is a party at the time of such execution and delivery and had and has the requisite corporate power and authority to perform its obligations under the Indenture (including its New Guarantee).
          3. The execution and delivery by each Company of the Supplemental Indenture(s) to which it is a party and the performance by such Company of its obligations under the Indenture (including its New Guarantee) have been duly authorized by all requisite corporate action on the part of such Company.
          4. The Supplemental Indenture(s) to which each Company is a party have been duly executed and delivered by such Company.
          5. The execution and delivery by each Company of the Supplemental Indenture(s) to which it is a party and the performance by such Company of its obligations under the Indenture (including its New Guarantee) do not and will not violate the Articles or the Bylaws of such Company.

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          The foregoing opinion is limited to the laws of the Commonwealth of Virginia and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the Commonwealth of Virginia, or as to federal or state laws regarding fraudulent transfer. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the Commonwealth of Virginia, we do not express any opinion on such matter.
          The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
          We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus included therein under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ VENABLE LLP